UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2005

Riddell Bell Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-123927	20-1636283
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6225 North State Highway 161, Suite 300, Irving, Texas		75038
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	469-417-6700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 14, 2005, Riddell Bell Holdings, Inc. (the "Registrant") announced the appointment of Paul A. Lehmann as Executive Vice President and Chief Financial Officer of the Registrant, and in that capacity he will serve as the Registrant’s principal financial and accounting officer. Immediately prior to his appointment, Mr. Lehmann served in a financial strategy role for the Registrant. From May 2001 until joining the Registrant in November 2005, Mr. Lehmann served as Vice President and Chief Financial Officer of Johnson Outdoors Inc. Mr. Lehmann also served as Vice President, Finance and Strategic Planning of Steelcase North America, Inc. from October 1999 to May 2001. Mr. Lehmann is 53 years old.

On that same day, the Registrant announced that Jeffrey L. Gregg resigned his position as Executive Vice President and Chief Financial Officer of the Registrant effective immediately. At the time of his resignation, Mr. Gregg had no disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or accounting practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Riddell Bell Holdings, Inc.

December 20, 2005	By:	William N. Fry

Name: William N. Fry
Title: Chief Executive Officer